                                                                     Exhibit 2.3

                               STATE OF DELAWARE
                                                                          Page 1
                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "NEXGEN, INC.", A DELAWARE CORPORATION,

        WITH AND INTO "ADVANCED MICRO DEVICES, INC." UNDER THE NAME OF "ADVANCED MICRO DEVICES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF JANUARY, A.D. 1996, AT 8:30 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                                          /S/ Edward J. Freel
                [SEAL: SECRETARY'S OFFICE, DELAWARE]    ------------------------
                                                            Edward J. Freel,
                                                           Secretary of State

                                                       AUTHENTICATION: 7791745
                                                                 DATE: 01-17-96

0711524 8100M
960013646

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 01/17/1996
                                                          960013646 - 711524

                             CERTIFICATE OF MERGER
                                      OF
                                 NEXGEN, INC.
                                     INTO
                         ADVANCED MICRO DEVICES, INC.


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

          Name                                  State of Incorporation
          ----                                  ----------------------

     Advanced Micro Devices, Inc.                      Delaware

     NexGen, Inc.                                      Delaware

     SECOND: That a plan and agreement of merger among the parties to the merger and AMD Merger Corporation, a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Advanced Micro Devices, Inc.

     FOURTH: That the certificate of incorporation of Advanced Micro Devices, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

     FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One AMD Place, Sunnyvale, California 94088.

     SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, Advanced Micro Devices, Inc. has caused the Certificate to be signed by W.J. Sanders III, its authorized officer, this 16th day of January, of 1996.


                                       Advanced Micro Devices, Inc.



                                       By: /s/ W.J. Saunders III
                                          ------------------------------
                                           W.J. Sanders III, Chairman of
                                           the Board and
                                           Chief Executive Officer

ATTEST:



By: /s/ Thomas M. McCoy
   --------------------
     Thomas M. McCoy
     Secretary

                                       2